Exhibit 99.1

United States District Court

DISTRICT OF NEW JERSEY

TRENT NICHOLS and SHARON NICHOLS, derivatively on behalf of COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC.,	Case No.: 2:19-cv-16751-KM-JBC
Plaintiffs, vs.	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION TO CURRENT COCRYSTAL STOCKHOLDERS

ELLIOTT MAZA, GARY WILCOX, JEFFREY MECKLER, GERALD MCGUIRE, JAMES MARTIN, CURTIS DALE, RAYMOND SCHINAZI, DAVID BLOCK, PHILLIP FROST, JANE H. HSIAO, STEVEN RUBIN, BRIAN KELLER, BARRY C. HONIG, JOHN STETSON, MICHAEL BRAUSER, JOHN O’ROURKE III, MARK GROUSSMAN, and JOHN H. FORD,

Defendants,

and

COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC., Nominal Defendant.

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:	ALL OWNERS OF COCRYSTAL PHARMA, INC. F/K/A BIOZONE PHARMACEUTICALS, INC. (“COCRYSTAL” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: COCP) AS OF AUGUST 20, 2020, WHO CONTINUE TO OWN SUCH SHARES THROUGH DECEMBER 16, 2020 (“CURRENT COCRYSTAL STOCKHOLDERS”).

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PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE LITIGATION, CURRENT COCRYSTAL STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated August 20, 2020 (the “Stipulation”). The purpose of this Notice is to inform you of:

● the existence of the above-captioned derivative action and the related derivative actions captioned Church v. Maza, et al., Case No. 2:19-cv-00080 and Tutschek v. Schinazi, et al., Case No. 2:19-cv-01775, pending in the United States District Court, Western District of Washington, Seattle Division (collectively, the “Derivative Actions” or “Derivative Litigation”),

● the proposed settlement between the Plaintiffs1 and Defendants reached in the Derivative Actions (the “Settlement”),

● the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

● certain Individual Defendants’ agreement to pay Plaintiffs’ Counsel’s fees and expenses, and

● Plaintiffs’ applications for Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On August 20, 2020, Plaintiffs, Cocrystal, in its capacity as a nominal defendant, and Elliot Maza, Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Phillip Frost, Jane H. Hsiao, Steven Rubin, Brian Keller, Barry C. Honig, John Stetson, Michael Brauser, John O’Rourke III, Mark Groussman, Todd Brady, and John Ford entered into the Stipulation in the above-captioned action filed derivatively on behalf of Cocrystal, in the United States District Court for the District of New Jersey (the “Court”) against all of the Individual Defendants except for Todd Brady. The Settlement, as documented in the Stipulation and subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the dismissal of the Derivative Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance enhancements, as described in Exhibit A to the Stipulation, and provides that certain Individual Defendants shall pay a Fee and Expense Amount to Plaintiffs’ Counsel of two hundred seventy-five thousand dollars ($275,000.00) from which Service Awards to four Plaintiffs of one thousand dollars ($1,000.00) each, shall be paid (“Fee and Expense Award”).

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

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This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, https://ir.Cocrystalpharma.com/, contact Plaintiffs’ Counsel at the address listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About and Why is it being Settled?

Cocrystal is a publicly traded Delaware corporation with principal executive offices located in Bothell, Washington. The Derivative Actions were brought derivatively on behalf of Cocrystal and allege that the Individual Defendants breached their fiduciary duties by allegedly making and/or causing Cocrystal or its predecessor, BioZone Pharmaceuticals, Inc. (“BioZone”) to make misrepresentations and/or omissions of material fact in public statements, failing to maintain internal controls at Cocrystal or BioZone, engaging in allegedly improper promotion or manipulation of the market for BioZone’s securities, or aiding and abetting such breaches of fiduciary duty.

Defendants deny that a pre-suit demand on Cocrystal’s board of directors would have been futile and, therefore, excused. The Individual Defendants have denied, and continue to deny, any wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Actions. The Individual Defendants deny that Cocrystal or its shareholders were harmed by the conduct alleged in the Derivative Actions, and further assert that, at all times, they acted in good faith, and , to the extent they were officers or directors,in a manner they reasonably believed to be and that was in the best interests of Cocrystal and Cocrystal’s stockholders. The Individual Defendants assert that they have meritorious defenses to the claims in the Derivative Actions. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the burden and expense of further litigation.

The Court has not decided in favor of the Individual Defendants or Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation. Plaintiffs and the Company believe that the corporate governance enhancements that the Company will adopt as part of the Settlement provide a substantial benefit to Cocrystal and its stockholders, and Plaintiffs and Plaintiffs’ Counsel believe the Settlement is in the best interests of Cocrystal and its stockholders.

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The Settlement Hearing and Your Right to Object to the Settlement

On September 22, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current Cocrystal Stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on December 16, 2020 at 3:00 p.m. before the Honorable Kevin McNulty, U.S. District Court, District of New Jersey, Courtroom PO 04, located at the Martin Luther King Building and United States Courthouse, 50 Walnut Street, Newark, New Jersey 07102, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Actions with prejudice, and releasing the Released Claims against the Released Persons; (iv) determine whether to approve the Fee and Expense Amount to Plaintiffs’ Counsel; (v) determine whether to approve the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s docket on https://pacer.uscourts.gov/find-case and/or the website of Cocrystal, https://ir.Cocrystalpharma.com/, for any change in date, time or format of the Settlement Hearing.

Any Current Cocrystal Stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award, may file with the Court a written objection. An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection; (b) proof of ownership of Cocrystal common stock as of August 20, 2020 and through the date of the objection, including the number of shares of Cocrystal common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear and requesting to be heard at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and/or the Fee and Expense Award and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN DECEMBER 2, 2020. The Clerk’s address is:

Clerk of the Court

U.S. DISTRICT COURT, DISTRICT OF NEW JERSEY

Courtroom PO 04

50 Walnut Street

Newark, NJ 07102

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YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN DECEMBER 2, 2020. Counsel’s addresses are:

Counsel for Plaintiffs:

Timothy Brown THE BROWN LAW FIRM, P.C. 240 Townsend Square Oyster Bay, NY 11771	Gregory M. Nespole LEVI & KORSINSKI, LLP 55 Broadway, 10th Floor New York, NY 10006

Counsel for Defendants Gary Wilcox, Jeffrey Meckler, Gerald McGuire, James Martin, Curtis Dale, Raymond Schinazi, David Block, Jane H. Hsiao, Steven Rubin, and Todd Brady, and Nominal Defendant
Cocrystal Pharma, Inc.:

Ron Berenstain

Sean Knowles

PERKINS COIE LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101

Counsel for Defendant John O’Rourke III

Randy Luskey

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, CA 94105

Counsel for Defendant John Ford

A. Ross Pearlson

One Boland Drive

West Orange, NJ 07052

Counsel for Defendant Mark Groussman

Kevin Walsh

GIBBONS PC

One Gateway Center

Newark, NJ 07102

Defendant Elliot Maza

550 Sylvan Avenue, Suite 102

Englewood Cliffs, NJ 07632

Counsel for Defendant Barry Honig:

Michael Sommer

Adam Toporovsky

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

1301 Avenue of the Americas, 40th Floor

New York, New York 10019

Counsel for Defendant John Stetson

Daniel Walfish

Walfish & Fissell PLLC

405 Lexington Avenue, 8th Floor

New York, NY 10174

Counsel for Defendant Michael Brauser

Dennis Richard

Melissa Mackiewicz

RICHARD & RICHARD, P.A.

825 Brickell Bay Drive

Tower III, Suite 1748

Miami, FL 33131

Counsel for Defendant Phillip Frost

Robert J. Anello

Edward M. Spiro

MORVILLO ABRAMOWITZ GRAND

IASON & ANELLO P.C.

565 Fifth Avenue

New York, NY 10017

Defendant Brian Keller

5058 Nortonville Way

Antioch, CA 94531

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An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any Current Cocrystal Stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement and/or the Fee and Expense Award, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Cocrystal Stockholder and do not take steps to object to the proposed Settlement and/or the Fee and Expense Award, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the Settlement and the Fee and Expense Award, and from pursuing any of the Released Claims.

If you held Cocrystal common stock as of August 20, 2020 and continue to hold such stock, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs at: Timothy Brown, The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, NY 11771, Telephone: (516) 922-5427, Email: tbrown@thebrownlawfirm.net; Gregory M. Nespole, Levi & Korsinsky, LLP, 55 Broadway, 10th Floor, New York, NY 10007, Telephone: (212) 363-7500, Email: gnespole@zlk.com. Please Do Not Call the Court, Defendants, or Defendants’ Counsel with Questions About the Settlement.

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